SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                        __________________

                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

 Date of Report
(Date of earliest event reported):                  June 29, 1998




                        WEBCO INDUSTRIES, INC.
      (Exact name of registrant as specified in its charter)


   Oklahoma                 0-23242                 73-1097133
(State or other          (File Number)            (IRS Employer
jurisdiction of                                 Identification No.)
incorporation)


9101 West 21st Street,    Sand Springs, Oklahoma           74063
(Address of principal executive offices)                 (Zip Code)



Registrants telephone number,
including area code                          (918) 241-1000

Item 2.  Acquisition of Assets.

On June 29, 1998, Webco Industries, Inc., an Oklahoma corporation (the "Company"), acquired Phillips & Johnston, Inc., an Illinois corporation ("P&J"), by merging P&J Acquisition Corp., a wholly-owned subsidiary of the Company, with and into P&J, with P&J as the surviving corporation (the Merger). The purchase price consisted of 830,000 shares of the Company's common stock (the Shares). By virtue of the Merger, P&J became a direct, wholly-owned subsidiary of the Company, and all of P&J's outstanding capital stock prior to the Merger was converted into rights to receive a pro rata portion of the Shares. The Merger is expected to be accounted for under the pooling of interests method of accounting.

Item 7.  Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired

        The Financial Statements required by Item 7(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K not later than the date which is 60 days after the date of the filing of this Report.

(b)  Pro Forma Financial Information

        The Pro Forma Financial Information required by Item 7(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K not later than the date which is 60 days after the date of the filing of this Report.


      SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


WEBCO INDUSTRIES, INC.



Dated: July 14, 1998      By:      /s/ Michael P. Howard
                                  Michael P. Howard
                                  Vice President and
                                  Chief Financial Officer

                            EXHIBIT INDEX

EXHIBIT NO.

99.1 Plan and Agreement of Reorganization dated as of June 26, 1998, by and among Webco Industries, Inc., P&J Acquisition Corp., Phillips & Johnston, Inc., Christopher L. Kowalski and Robert N. Pressly.

                                                                EXHIBIT 99.1

                    AGREEMENT AND PLAN OF REORGANIZATION

This Agreement and Plan of Reorganization (the Agreement) is entered into as of June 26, 1998, by and among WEBCO INDUSTRIES, INC., an Oklahoma corporation (Webco), PHILLIPS & JOHNSTON, INC., an Illinois corporation (P&J), P&J ACQUISITION CORP., an Illinois corporation and a wholly-owned subsidiary of Webco (Acquisition Sub), and Robert N. Pressly and Christopher L. Kowalski (each a Shareholder and collectively, the Shareholders).

                             RECITALS:

A. Pursuant to the Articles of Merger in the form attached hereto as Exhibit A, Acquisition Sub will merge with and into P&J (the Merger) pursuant to the Illinois Business Corporation Act (the IBCA), P&J will be the surviving corporation, and the shares of Common Stock of P&J issued and outstanding immediately prior to the effective time of the Merger will be converted into shares of Common Stock of Webco.

B. The Parties desire to enter into this Agreement for the purpose of setting forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement, and to the merger of Acquisition Sub into P&J.

C. The respective Boards of Directors of Webco, P&J and Acquisition Sub, the Shareholders and the shareholders of Acquisition Sub, have approved and adopted this Agreement, and this Agreement is intended to be a plan of reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

D. For accounting purposes, it is intended that the transaction be accounted for as a pooling of interests under United States generally accepted accounting principles.

NOW THEREFORE, in consideration of these premises and of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto do hereby agree as follows:

1. Certain Definitions. As used in this Agreement the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa). Certain other terms are defined in the text of this Agreement.

- Affiliate of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person.

- Business Condition means the current business, financial condition, results of operations and assets of the applicable corporate entity.

- Claim means any demand, claim, action or cause of action based on any Loss.

- Confidential Information means (a) when used with reference to P&J, any information concerning the business and affairs of P&J that is designated by P&J as confidential or that is disclosed by P&J in a manner reasonably indicative of its confidential nature, except for information which (i) was known to, or had been (or was in the process of being) independently developed by, Webco or an Affiliate of Webco prior to the receipt thereof from P&J; (ii) was at the time of disclosure by P&J a matter of public knowledge through no fault of Webco or an Affiliate of Webco; or (iii) was or hereafter is obtained by Webco or an Affiliate of Webco from a third party under no duty of confidentiality to P&J or its subsidiaries, and (b) when used with reference to Webco, any information concerning the business and affairs of Webco or its subsidiaries that is designated by Webco as confidential or that is disclosed by Webco in a manner reasonably indicative of its confidential nature, except for information which (i) was known to, or had been (or was in the process of being) independently developed by, P&J or an Affiliate of P&J prior to the receipt thereof from Webco; (ii) was at the time of disclosure by Webco a matter of public knowledge through no fault of P&J or an Affiliate of P&J; or
(iii) was or hereafter is obtained by P&J or an Affiliate of P&J from a third party under no duty of confidentiality to Webco or its subsidiaries.

- Employee Benefit Plan means any (a) nonqualified deferred compensation, retirement plan, severance plan or similar plan or arrangement; (b) Employee Pension Benefit Plan; (c) Employee Welfare Benefit Plan; (d) Multiemployer Plan; and (e) any other nonqualified plan providing welfare benefits, including but not limited to medical, dental, life insurance and disability benefits.

- Employee Pension Benefit Plan has the meaning set forth in ERISA Sec. 3(2).

- Employee Welfare Benefit Plan has the meaning set forth in ERISA Sec. 3(1).

- Environmental, Health, and Safety Laws means any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, plans, injunctions, judgments, decrees, requirements or rulings now or hereafter in effect, imposed by any governmental authority regulating, relating to, or imposing liability or standards of conduct relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), public health and safety, or employee health and safety, concerning any Hazardous Materials or Extremely Hazardous Substances, as such terms as defined herein, or otherwise regulated, under any Environmental, Health and Safety Laws. Environmental, Health and Safety Laws shall include, without limitation, the Clean Water Act (also known as the Federal Water Pollution

Control Act), 33 U.S.C. Section 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C.
Section 136 et seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Superfund Amendment and Reauthorization Act of 1986, Public Law 99-4, 99, 100 Stat. 1613, the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11001 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., and the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., all as amended, together with any amendments thereto, regulations promulgated thereunder and all substitutions thereof.

- ERISA means the Employee Retirement Income Security Act of 1974, as amended.

- Exchange Act means the Securities Exchange Act of 1934, as amended.

- Extremely Hazardous Substance means a substance on the list described in
Section 302 (42 U.S.C. Section 11002(a)(2)) of the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11001 et seq., as amended.

- Hazardous Material means any material or substance that, whether by its nature or use, is now or hereafter defined as a pollutant, dangerous substance, toxic substance, hazardous waste, hazardous material, hazardous substance or contaminant under any Environmental, Health and Safety Laws, or which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and which is now or hereafter regulated under any Environmental, Health and Safety Laws, or which is or contains petroleum, gasoline, diesel fuel or other petroleum hydrocarbon product.

- Intellectual Property means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, drawings, specifications, customer and supplier lists, pricing and cost information, financial information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

- Loss means any loss, damage, liability, cost, assessment and expense including, without limitation, any interest, fine, court cost and reasonable investigation cost, penalty and reasonable attorneys and expert witnesses fees, and reasonable disbursements and expenses, after taking into account any insurance proceeds actually received by or paid on behalf of any party incurring a Loss which are not required to be remitted by such party to the other party pursuant to the terms hereof.

- Material Adverse Effect means, when used with reference to P&J or Webco, a material adverse effect on the Business Condition of P&J or Webco, as the case may be.

- Multiemployer Plan has the meaning set forth in ERISA Sec. 3(37) and Code Sec. 414(f).

- Ordinary Course of Business means, when used with reference to P&J or Webco, the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency) of P&J or Webco, as the case may be.

- Party means Webco, P&J, Acquisition Sub and each Shareholder.

- Person means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

- SEC means the Securities and Exchange Commission.

- Securities Act means the Securities Act of 1933, as amended.

- Security Interest means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanics, materialmens, and similar liens, (b) liens for taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money which will not, either individually or in the aggregate, have a Material Adverse Effect.

- Taxes means all federal, state, municipal, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, value added, license, excise, franchise, employment, withholding, capital stock, levies, imposts, duties, transfer and registration fees or similar taxes or charges imposed on the income, payroll, properties or operations of such Person, together with any interest, additions or penalties, deficiencies or assessments with respect thereto and any interest in respect of such additions or penalties.

2.       The Merger.

2.1 Merger; Effective Time of the Merger. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined in Section 2.2):

(a) Acquisition Sub will be merged with and into P&J in accordance with the IBCA and Section 2.3;

(b) Articles of Merger in such form as is required by, and executed in accordance with, the IBCA, shall be filed with the Illinois Secretary of State in accordance with the IBCA;

(c) each issued and outstanding share of Common Stock of P&J (P&J Common Stock) shall be converted into shares of Common Stock, $.01 par value, of Webco (Webco Common Stock) in the manner contemplated by Section 3; and


(d) each issued and outstanding share of Common Stock of Acquisition Sub shall be converted into a share of P&J Common Stock in the manner contemplated by Section 3.

The Merger shall become effective at the time of the filing of the Articles of Merger with the Illinois Secretary of State (the date of such filing being hereinafter referred to as the Effective Date of the Merger and the time of such filing being hereinafter referred to as the Effective Time of the Merger).

2.2 Closing. The closing of the Merger (the Closing) will take place as soon as practicable on the first business day after satisfaction or waiver of the latest to occur of the conditions set forth in Section 8 (the Closing
Date), at the offices of Hall, Estill, Hardwick, Gable, Golden & Nelson, 320 South Boston Avenue, Suite 400, Tulsa, Oklahoma 74103, unless a different date or place is agreed to by the Parties.

2.3      Effect of the Merger.  At the Effective Time of the Merger:

(a) the separate existence of Acquisition Sub shall cease and Acquisition Sub shall be merged with and into P&J (P&J and Acquisition Sub are sometimes referred to herein as the Constituent Corporations and P&J after the Merger is sometimes referred to herein as the Surviving Corporation);

(b) the Articles of Incorporation of P&J shall be the Articles of Incorporation of the Surviving Corporation until the same may thereafter be amended;

(c) the Bylaws of P&J shall be the Bylaws of the Surviving Corporation until the same may thereafter be amended;

(d) the Persons serving as directors of P&J immediately prior to the Effective Time of the Merger shall be the directors of the Surviving Corporation; provided that, Dana S. Weber and F. William Weber shall become additional directors of the Surviving Corporation as of the Effective Time of the Merger, and the number of directors constituting the entire board of directors of the Surviving Corporation shall be increased, if necessary, to accommodate the addition of such two additional directors; and the Board of Directors of the Surviving Corporation shall thereafter hold office until their successors are duly elected and qualified;

(e) the Persons serving as officers of P&J immediately prior to the Effective Time of the Merger shall be the officers of the Surviving Corporation and shall thereafter hold office until their successors are duly elected and qualified; and

(f) the Merger shall, from and after the Effective Time of the Merger, have all the effects provided by applicable law.

2.4 Tax-Free Reorganization; Pooling of Interests. The Merger is intended to qualify as a tax free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the Code), and to be accounted for as a pooling of interests pursuant to Opinion No. 16 of the Accounting Principles Board.

3. Effect of Merger on the Capital Stock of the Constituent Corporations; Exchange of Certificates.

3.1      Exchange of Stock.  As of the Effective Time of the Merger:

(a) each of the 26 shares of P&J Common Stock that is issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the Shareholders, be converted into the right to receive 31,923.076 shares of Webco Common Stock (the Exchange Ratio);

(b) each share of Common Stock of Acquisition Sub that is issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the shareholder of Acquisition Sub, be converted into the right to receive one (1) share of P&J Common Stock; and

(c) all shares of P&J Common Stock that are held by P&J as treasury stock (including the Treasury Shares, to the extent the same have not previously been canceled and retired) shall be canceled and retired and no shares of Webco Common Stock or other consideration shall be delivered or paid in exchange therefor.

3.2 (Dissenters Rights. All of the shareholders of each of the Constituent Corporations have voted for the Merger; accordingly, there are no dissenters rights under the IBCA or any other applicable law.

3.3 Fractional Shares. No fractional share of Webco Common Stock shall be issued in the Merger. Instead, Webco will deliver to each Shareholder who is entitled to a fractional share interest the appropriate fractional interest in a share of Webco Common Stock in order to round out such Persons holdings to whole shares. For the purpose of determining fractional shares, all shares of Webco Common Stock to be issued to a Shareholder shall be aggregated as to such
Shareholder.

3.4      Exchange of Certificates.

(a) Webco to Provide Webco Common Stock. Promptly after the Effective Date of the Merger (but in no event later than three business days thereafter), Webco shall make available for exchange in accordance with this
Section 3, the shares of Webco Common Stock issuable pursuant to Section 3.1 in exchange for those shares of P&J Common Stock that immediately prior to the Effective Date of the Merger were issued and outstanding.


(b) Exchange Procedures. Upon the surrender to Webco for cancellation of a certificate or certificates (duly endorsed in blank or accompanied by blank stock powers, and with all necessary transfer tax or other revenue stamps, acquired at the holders expense, affixed and canceled) which immediately prior to the Effective Date of the Merger represented issued and outstanding shares of P&J Common Stock (the Certificates) which are being converted into Webco Common Stock pursuant to Section 3.1 hereof, the holder of such Certificate shall be entitled to receive in exchange therefor the number of shares of Webco Common Stock to which the holder of P&J Common Stock is entitled pursuant to Section 3.1 hereof. The Certificate so surrendered shall forthwith be canceled. From and after the Effective Date of the Merger, until surrendered as contemplated by this Section 3.4, each Certificate shall be deemed for all corporate purposes to evidence the number of shares of Webco Common Stock into which the shares of P&J Common Stock represented by such Certificate have been converted and shall have only the rights with respect thereto as provided by the IBCA.

(c)     No Further Ownership Rights in Capital Stock of P&J.  All Webco
Common Stock delivered upon the surrender for exchange of shares of P&J Common Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such P&J Common Stock. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of P&J Common Stock which were outstanding immediately prior to the Effective Date of the Merger. If, after the Effective Date of the Merger, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 3.4, provided that the presenting holder is a Shareholder and that the total number of shares of P&J Common Stock so surrendered for exchange shall not exceed 26 shares.

3.5 Taking of Necessary Action; Further Action. Webco, P&J, Acquisition Sub and each Shareholder shall take all such action as may be necessary or appropriate in order to effect the Merger as promptly as possible. If, at any time after the Effective Date of the Merger, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either P&J or Acquisition Sub, the officers and directors of such corporation are fully authorized in the name of the corporation or otherwise to take, and shall take, all such action.

4. Representations and Warranties of P&J and the Shareholders. P&J and each Shareholder, jointly and severally, hereby represents and warrants to Webco and Acquisition Sub that, except as set forth in the disclosure schedule delivered by P&J to Webco on the date hereof, a copy of which is attached hereto as Schedule 4 (the P&J Disclosure Schedule) and except as otherwise expressly set forth or permitted in this Agreement (including Section 6.3), the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4). The P&J Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.


4.1 Organization, Qualification, and Corporate Power. P&J is a corporation duly organized and validly existing under the laws of the State of Illinois. P&J is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, which jurisdictions are set forth in Section 4.1 of the P&J Disclosure Schedule. P&J has full corporate power and authority, and has all necessary licenses and permits, to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Section 4.1 of the P&J Disclosure Schedule lists the directors and officers of P&J. Except as set forth in Section 4.1 of the P&J Disclosure Schedule the operations now being conducted by P&J have not been conducted under any other name during the past five (5) years.

4.2 Authorization. P&J has full power and authority (including full corporate power and authority) to execute and deliver this Agreement , to consummate the transactions contemplated hereby and to perform its obligations hereunder and no other proceedings on the part of P&J or the Shareholders or any other Person are necessary to authorize the execution, delivery and performance of this Agreement. This Agreement constitutes the valid and legally binding obligation of P&J, enforceable against P&J in accordance with its terms and conditions. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency, commission, regulatory authority or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to P&J in connection with the execution and delivery of this Agreement or the Articles of Merger by P&J or the consummation by P&J of the transactions contemplated hereby or thereby, except for the filing of the Articles of Merger with the Secretary of State of the State of Illinois and appropriate documents with the relevant authorities of other states in which P&J is qualified to do business.

4.3      Capitalization.

(a) Capital Stock. The entire authorized capital stock of P&J consists of 10,000 shares of Common Stock, $1.00 par value, of which 26 shares are issued and outstanding and 12 shares are issued and held in treasury (the Treasury Shares). All of the issued and outstanding shares of capital stock have been duly authorized, are validly issued, fully paid, and non-assessable, and are held of record and beneficially (and free and clear of any liens, claims or encumbrances) by the Shareholders as follows: 13 shares by Robert N. Pressly and 13 shares by Christopher L. Kowalski. All of the outstanding shares of P&J Common Stock have been offered, issued and sold by P&J in compliance with applicable Federal and state securities laws. All Treasury Shares shall have been canceled prior to the Effective Date of the Merger and shall not be, or be deemed to be, issued and outstanding shares of P&J Common Stock for any purpose, including without limitation the right to notice of or to vote on the Merger.

(b) No Other Rights or Agreements. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights and other rights that could require P&J to issue, sell or otherwise cause to become outstanding any of its capital stock . There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to P&J. Except as set forth in
Section 4.3(b) of the P&J Disclosure Schedule, there are no options or rights granted by the Stockholders to purchase P&J Common Stock, voting trusts, proxies, agreements among shareholders or other agreements or understandings with respect to the voting of the capital stock of P&J. There are no preemptive rights.

(c) Each Shareholder has voted all of the shares of P&J Common Stock owned by him for the Merger.

4.4 Noncontravention. Neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated hereby, will
(a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which P&J is subject or any provision of its Articles of Incorporation or bylaws, or (b) except as set forth in Section
4.4 of the P&J Disclosure Schedule, (i) conflict with, (ii) result in a breach of, (iii) constitute a default under, (iv) result in the acceleration of,
(v) create in any party the right to accelerate, terminate, modify, or cancel, or (vi) require any notice under, any agreement, contract, lease, license, instrument, franchise permit or other arrangement to which P&J is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets).

4.5 Fees. P&J has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

4.6 Financial Statements. (a) Section 4.6 of the P&J Disclosure Schedule contains (i) a compiled balance sheet and statements of income and cash flows as of and for the fiscal year ended December 31, 1996, (ii) a compiled balance sheet and statements of income and cash flows as of and for the fiscal year ended December 31, 1997 (the Most Recent Fiscal Year End) and (iii) an unaudited balance sheet and statements of income and cash flows as of and for the four [five] months ended April 30, 1998 [May 31, 1998] (the Most Recent Balance Sheet for P&J (collectively the Financial Statements). The Financial Statements (including the notes thereto) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of P&J as of such dates and the results of operations of P&J as of and for such periods.

(b) As soon as possible after the Closing Date, but in any event within thirty (30) days thereafter, P&J will deliver to Webco (i) an audited balance sheet and statements of income and cash flows as of and for the fiscal year ended December 31, 1996, and (ii) an audited balance sheet and statements of income and cash flows as of and for the fiscal year ended December 31, 1997, for P&J (collectively the Audited Financial Statements), together with the audit report thereon of Dugan & Lopatka, Certified Public Accountants, which report shall be without qualification or scope limitation. The Audited Financial Statements (including the notes thereto) will be prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby and will present fairly the financial condition of P&J as of such dates and the results of operations of P&J as of and for such periods. The Audited Financial Statements shall have no material differences from the Financial Statements (except as approved by Webco) and shall be in a form suitable and acceptable for filing with the SEC under the Securities Act and the Exchange Act.

(c) The books of account of P&J reflect as of the dates shown thereon substantially all items of income and expenses, and all assets, liabilities and accruals of P&J required to be reflected therein, in accordance with generally accepted accounting principles consistently applied.

4.7       Subsidiaries.  P&J has no subsidiaries.

4.8 Title to Assets. Except as set forth in Section 4.8 of the P&J Disclosure Schedule, P&J has good and marketable title to, or a valid leasehold interest in, the properties and assets (excluding Intellectual Property which is the subject of Section 4.14) used by it, located on its premises, or shown on the balance sheet of P&J as of the Most Recent Balance Sheet Date or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet. No Person other than P&J will own at the time of the Closing any assets or properties currently utilized in or reasonably necessary to the operations or business of P&J or situated on any of the premises of P&J (excluding Intellectual Property which is the subject of Section 4.14). There are no existing contracts, agreements, commitments or arrangements with any Person to acquire any of the assets or properties of P&J (or any interest therein) except for this Agreement and those contracts entered into in the Ordinary Course of Business for the sale of products and services to customers of P&J.

4.9 Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any material adverse change in the Business Condition of P&J. Without limiting the generality of the foregoing, since that date:

(a) P&J has not sold, leased, transferred, or assigned any assets or properties, tangible or intangible, outside the Ordinary Course of Business;

(b) Except for those agreements, contracts, leases and commitments identified in Section 4.17 of the P&J Disclosure Schedule, P&J has not entered into, assumed or become bound under or obligated by any agreement, contract, lease or commitment (collectively a P&J Agreement) or extended or modified the terms of any P&J Agreement which (i) involves the payment of greater than $25,000 per annum or which extends for more than one (1) year, (ii) involves any payment or obligation to any Affiliate of P&J, (iii) involves the sale of any assets material to the business and operations of P&J, (iv) involves any OEM relationship, or (v) involves any exclusive or extraordinary license of P&J's technology;

(c) Except as set forth on Section 4.9(c) of the P&J Disclosure Schedule, no party (including P&J) has accelerated, terminated, made modifications to, or canceled any agreement, contract, lease, or license to which P&J is a party or by which it is bound and P&J has not modified, canceled or waived or settled any debts or claims held by it, outside the Ordinary Course of Business, or waived or settled any rights or claims of a substantial value, whether or not in the Ordinary Course of Business;

(d) Except as set forth on Section 4.9(d) of the P&J Disclosure Schedule, none of the assets of P&J, tangible or intangible, has become subject to any Security Interest;

(e) Except as set forth on Section 4.9(e) of the P&J Disclosure Schedule, P&J has not made any capital expenditures except in the Ordinary Course of Business and not exceeding $50,000 in the aggregate of all such capital expenditures (whether or not in the Ordinary Course of Business);

(f) P&J has not made any capital investment in, or any loan to, any other Person in excess of $10,000;

(g) P&J has not created, incurred, assumed, prepaid or guaranteed any indebtedness for borrowed money and capitalized lease obligations, or extended or modified any existing indebtedness;

(h) P&J has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

(i) there has been no change made or authorized in the articles of incorporation or bylaws of P&J;

(j) P&J has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

(k) P&J has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock, except for distributions to the Shareholders as set forth in Section 4.9(k) of the P&J Disclosure Schedule;

(l) P&J has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property in excess of $50,000 in the aggregate of all such damage, destruction and losses;

(m) P&J has not suffered any repeated, recurring or prolonged shortage, cessation or interruption of inventory shipments, supplies or utility services;

(n) Except as set forth on Section 4.9(n) of the P&J Disclosure Schedule, P&J has not entered into any other transaction with, or paid any bonuses in excess of an aggregate of $10,000 to, any of its Affiliates, directors, officers, or employees, and, in any event, any such transaction was on fair and reasonable terms no less favorable to P&J than would be obtained in a comparable arms length transaction with a Person which is not such an Affiliate, director, officer or employee thereof;

(o) Except as set forth on Section 4.9(o) of the P&J Disclosure Schedule, P&J has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

(p) P&J has not granted any increase in the base compensation of any of its directors or officers, or, except in the Ordinary Course of Business, any of its employees;

(q) Except as set forth on Section 4.9(q) of the P&J Disclosure Schedule, P&J has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, or employees (or taken any such action with respect to any other Employee Benefit Plan);

(r) Except as set forth on Section 4.9(r) of the P&J Disclosure Schedule, P&J has not made any other change in employment terms for any of its directors, officers, or employees outside the Ordinary Course of Business;

(s) P&J has not suffered any adverse change or any threat of any adverse change in its relations with, or any loss or threat of loss of, any of its major customers, distributors or dealers;

(t) P&J has not suffered any adverse change or any threat of any adverse change in its relations with, or any loss or threat of loss of, any of it major suppliers;

(u) P&J has not received notice or had knowledge of any actual or threatened labor trouble or strike, or any other occurrence, event or condition of a similar character;

(v) Except as set forth on Section 4.9(v) of the P&J Disclosure Schedule, P&J has not changed any of the accounting principles followed by it or the method of applying such principles;

(w) P&J has not made a change in any of its banking or safe deposit arrangements;

(x) Except for the execution of this Agreement, P&J has not entered into any transaction other than in the Ordinary Course of Business; and

(y) P&J has not committed, either orally or in writing, to do any of the foregoing.

4.10 Undisclosed Liabilities. P&J has no liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes) of a character which, under GAAP, should be accrued, shown or disclosed on a balance sheet of P&J, except for (i) liabilities set forth on the Most Recent Balance Sheet, (ii) liabilities which have arisen after the Most Recent Balance Sheet in the Ordinary Course of Business (none of which, either individually or in the aggregate, have had, or could reasonably be expected to have, a Materially Adverse Effect, (iii) liabilities arising out of the transactions contemplated by this Agreement and
(iv) liabilities set forth on Section 4.10 of the P&J Disclosure Schedule, .

4.11 Legal Compliance. P&J has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof). No action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, notice or inquiry has been filed or commenced against, or received by, any governmental body alleging any failure to so comply. The licenses, permits, approvals, registrations, qualifications, certificates and other governmental authorizations that are listed on Section 4.11 of the P&J Disclosure Schedule are the only governmental authorizations that are necessary for the operations of P&J as they are presently conducted.

4.12      Tax Matters.

(a)      P&J is a Subchapter S corporation.

(b) Except as set forth on Section 4.12(b) of the P&J Disclosure Schedule, P&J has filed all reports and returns with respect to any Taxes (Tax Returns) that it was required to file. All such Tax Returns were correct and complete in all respects, and no such Tax Returns are currently the subject of audit. All Taxes owed by P&J (whether or not shown on any Tax Return) were paid in full when due or are supported by adequate reserves on the Most Recent

Financial Statements. P&J has provided adequate reserves on its Financial Statements for the payment of any Taxes accrued but not yet due and payable. Except as set forth on Section 4.12(b) of the P&J Disclosure Schedule, P&J is not currently the beneficiary of any extension of time within which to file any Tax Return, and P&J has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency. P&J is not liable for any Taxes owed by any Shareholder.

(c) There is no dispute or claim concerning any Tax liability of P&J either (i)claimed or raised by any authority in writing or (ii) based upon personal contact with any agent of such authority. There are no liens in respect of Taxes of any kind upon any property or assets of P&J, except for inchoate liens for taxes not yet due and payable.

(d) To the knowledge of the Shareholders, P&J has complied, and each Shareholder has complied with respect to the business of P&J, with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and P&J has timely withheld from its employees wages and paid over (and through the Effective Date of the Merger will timely withhold and pay over) to the proper governmental entities all amounts required to be so withheld and paid over for all periods under all applicable laws.

(e) P&J has not filed a consent under Sec. 341(f) of the Code concerning collapsible corporations. P&J has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under any circumstances could obligate it to make any payments as a result of the consummation of the Merger that will not be deductible under Code Sec. 280G. P&J has not been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 897(c)(1)(A)(ii). P&J is not a party to any tax allocation or sharing agreement. P&J (i) has not been a member of any affiliated group within the meaning of Code Sec. 1504 or any similar group defined under a similar provision of state, local, or foreign law (an Affiliated Group) filing a consolidated federal Income Tax Return (other than a group the common parent of which was P&J) and (ii) has no any liability for the taxes of any Person (other than of P&J) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(f) The unpaid Taxes of P&J (i) did not, as of December 31, 1997 and the Most Recent Balance Sheet Date, exceed by any amount the reserve for Tax liability set forth on the face of the balance sheet included in the Financial Statements as of each such date (rather than in any notes thereto) and (ii) will not exceed such reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of P&J in filing its Tax Returns.

4.13      Properties.

(a)      P&J owns no real property.

(b) Section 4.13(b) of the P&J Disclosure Schedule lists and describes briefly all real property leased or subleased to P&J. P&J has delivered to Webco correct and complete copies of the leases and subleases (as amended to date) listed in Section 4.13 of the P&J Disclosure Schedule. With respect to each such lease and sublease and except as set forth on Section 4.13(b) of the P&J Disclosure Schedule: (i) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect in all respects; (ii) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder; (iii) no party to the lease or sublease has repudiated any provision thereof; (iv) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease; and (v) P&J has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold.

4.14      Intellectual Property.

(a) P&J has not interfered with, infringed upon, misappropriated or violated any Intellectual Property rights of third parties in any respect, and P&J has not received since January 1, 1995, any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that P&J must license or refrain from using any Intellectual Property rights of any third party). To the knowledge of P&J, no third party has interfered with, infringed upon, misappropriated, or violated any Intellectual Property rights of P&J.

(b) Section 4.14(b) of the P&J Disclosure Schedule identifies (i) each patent or registration which has been issued to P&J with respect to any of the Intellectual Property used in P&J's business, (ii) each pending patent application or application for registration which P&J has made with respect to any of the Intellectual Property used in P&J's business, and (iii) each license, agreement, or other permission which P&J has granted to any third party with respect to any of the Intellectual Property used in P&J's business (together with any exceptions). P&J has delivered to Webco correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date). Section 4.14(b) of the P&J Disclosure Schedule also identifies (i) each trade name or unregistered trademark used by P&J in connection with any of its businesses and (ii) each unregistered copyright owned by P&J with respect to Intellectual Property used in P&J's business.

With respect to each item of Intellectual Property required to be identified in Section 4.14(b) of the P&J Disclosure Schedule: (i) P&J possesses, or will possess prior to and on the Closing Date, all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction; (ii) the item is legal and valid and in full force and effect and is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge; (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or threatened in writing which challenges the legality, validity, enforceability, use or ownership of the item; and (iv) P&J has no obligation to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

(c) Section 4.14(c) of the P&J Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that P&J uses pursuant to license, sublicense, agreement, or permission. P&J has delivered to Webco correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 4.14(c) of the P&J Disclosure
Schedule: (i) the license, sublicense, agreement or permission covering the item is, to the knowledge of P&J, legal, valid, binding and enforceable, and in full force and effect in all respects; (ii) no party to the license, sublicense, agreement, or permission is, to the knowledge of P&J, in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder; (iii) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof; and (iv) P&J has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

4.15 Tangible Assets. The buildings, machinery, equipment, and other tangible assets that P&J owns and leases are free from material defects, have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear) and are usable in the Ordinary Course of Business.

4.16     Inventory.  Except as set forth in Section 4.16 of the P&J
Disclosure Schedule, all of the inventory of P&J, which consists of raw materials and supplies, manufactured and processed parts, work in process, and finished goods, is usable, merchantable and fit for the purpose for which it was procured or manufactured, and none of such inventory is obsolete, damaged, or defective.

4.17 Contracts. (a) Section 4.17(a) of the P&J Disclosure Schedule lists the following contracts, agreements, commitments and other arrangements currently in effect, whether written or oral, to which P&J is a party or by which P&J or any of its assets is bound:

(i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $12,000 per annum;

(ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involves consideration in excess of $25,000;

(iii) any agreement for the purchase of supplies, components, products or services from single source suppliers, custom manufacturers or subcontractors the performance of which will extend over a period of more than one year or involves consideration in excess of $25,000;

(iv)     any agreement concerning a partnership or joint venture;

(v) any agreement (or group of related agreements) under which P&J has created, incurred, assumed, or guaranteed any indebtedness for borrowed money or any capitalized lease obligation or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

(vi) any agreement concerning confidentiality, noncompetition or restraint of trade;

(vii) any agreement with any P&J shareholder, any Affiliates of such shareholder or with any Affiliate of P&J;

(viii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of P&J's current or former directors, officers, and employees (including any options or rights to purchase granted by the Stockholders with respect to the P&J Common Stock owned by such Stockholder);

(ix)      any collective bargaining agreement;

(x) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis;

(xi) any agreement under which P&J has advanced or loaned any amount to any of its directors, officers, and employees;

(xii) any other agreement under which the consequences of a default or termination could have a Material Adverse Effect on P&J;

(xiii) any agreement with any original equipment manufacturer involving consideration in excess of $50,000;

(xiv) any agreement pursuant to which P&J is obligated to provide maintenance, support or training for its products or services;

(xv) any standard form agreement used by P&J, including, but not limited to, any purchase order, statement of standard terms and conditions of sale, or employment offer letter;

(xvi) any agreement pursuant to which any of P&J's products is manufactured; and

(xvii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $25,000 or which is expected to continue for more than six months from the date hereof.

(b) P&J has delivered to Webco a correct and complete copy (as amended to date) of each written agreement listed in Section 4.17(a) of the P&J Disclosure Schedule and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 4.17(a) of the P&J Disclosure Schedule. Except as set forth on Section 4.17(b) of the P&J Disclosure Schedule, with respect to each such agreement: (i) the agreement is legal, valid, binding, enforceable, and in full force and effect in all respects in accordance with its terms; (ii) no party is in breach or default, and no event has occurred, which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (iii) no party has repudiated any provision of the agreement.

4.18 Notes and Accounts Receivable. All notes and accounts receivable of P&J, all of which are reflected properly on the books and records of P&J, are valid receivables (less cash discounts offered customers in the Ordinary Course of Business) subject to no setoffs, defenses or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserves for bad debts, warranty, and allowance for returns set forth on the face of the Most Recent Balance Sheet as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of P&J.

4.19 Power of Attorney. There are no outstanding powers of attorney executed on behalf of P&J.

4.20 Insurance. P&J has delivered to Webco copies of each insurance policy (including policies providing property, casualty, liability, and workers compensation coverage and bond and surety arrangements) with respect to which P&J is a party, a named insured, or otherwise the beneficiary of coverage. With respect to each such insurance policy: (i) the policy is legal, valid, binding, enforceable, and in full force and effect in all respects (and there has been no notice of cancellation or nonrenewal of the policy received); (ii) neither P&J nor any other party to the policy, is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; (iii) no party to the policy has repudiated any provision thereof; and (iv) there has been no failure to give any notice or present any claim under the policy in due and timely fashion. Section 4.20 of the P&J Disclosure Schedule describes any self-insurance arrangements presently maintained by P&J.

4.12 Litigation. Section 4.21 of the P&J Disclosure Schedule sets forth each instance in which P&J (or any of its assets) (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is or has been within the last three years a party, or, to the knowledge of P&J, is threatened to be made a party, to any action, suit, proceeding, hearing, arbitration, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. To the knowledge of P&J, there are no facts or circumstances which would form the basis of any other claim against P&J.

4.22 Product Warranty. Substantially all of the products manufactured, sold, leased, and delivered by P&J have conformed in all respects with all applicable contractual commitments and all express and implied warranties, and P&J has no liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) for replacement or repair thereof or other damages in connection therewith, other than in the Ordinary Course of Business in an aggregate amount not exceeding $50,000. Substantially all of the products manufactured, sold, leased, and delivered by P&J are subject to standard terms and conditions of sale or lease.

4.23 Product Liability. P&J has no liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by P&J.

4.24 Employees. No executive, key employee, or significant group of employees has advised any executive officer of P&J that he, she or they plan to terminate employment with P&J during the next 12 months. P&J is not a party to or bound by any collective bargaining agreement, nor has it experienced any strike or grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years. P&J has not committed any unfair labor practice. There is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of P&J. P&J has complied with all laws relating to employment, including any provisions thereof relating to wages, hours, employment discrimination, safety and health, collective bargaining and the payment of social security and all other employment-related Taxes, and P&J is not liable for any arrears, wages, Taxes or penalties for failure to comply with any of the foregoing and since January 1, 1997, no employee of P&J has made any claim against P&J alleging the violation of any of the foregoing.

4.25      Employee Benefits.

(a) Section 4.25(a) of the P&J Disclosure Schedule lists each Employee Benefit Plan that P&J maintains or to which P&J contributes or is obligated to contribute.

(i) Each such Employee Benefit Plan (and each related trust, or fund established by P&J) complies in form and in operation in all respects with their terms, the applicable requirements of ERISA, the Code, and other applicable laws.

(ii) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title 1 of ERISA and of Code Sec. 4980B have been met in all respects with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

(iii) To the best of P&J's knowledge, no event has occurred and no condition exists with respect to any Employee Benefit Plan that would subject P&J to any tax under Code Sections 4972, 4976 or 4979 or to a fine under ERISA Sections 502(i) or 502(l).

(iv) All contributions, premiums or other payments (including all employer contributions and employee salary reduction contributions) which are due have been paid to each Employee Benefit Plan and all contributions, premiums or other payments for any period ending on or before the Closing Date which are not yet due shall have been paid to each such Employee Benefit Plan or shall be accrued in accordance with generally accepted accounting principles consistently applied.

(v) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan and which is intended to qualify under Code Sec. 401(a), has received a favorable determination letter from the Internal Revenue Service with respect to the qualification of the plan under Code Section 401(a) and the exemption of any corresponding trust under Code Section 501, unless the Internal Revenue Service is deemed to have approved the form of such Plan under applicable IRS Revenue Procedures. A copy of such determination letters have been provided to Webco and nothing has occurred since the date of each such determination letter that would cause such Employee Pension Benefit Plan to lose its ability to rely on such letter. Each Employee Pension Benefit Plan has been restated to comply with the 1986 Tax Reform Act and subsequent applicable tax legislation to the extent required by governing tax law. A copy of any determination letters applicable to such restatement which have been received by P&J has been provided to Webco.

(vi) Neither P&J nor any other Person or entity under common control with P&J within the meaning of Section 414(b), (c) or (m) of the Code and the regulations thereunder has now or at any previous time, maintained, established, sponsored, participated in, or contributed to, any Employee Pension Benefit Plan that is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code. No Employee Welfare Benefit Plan or other Employee Benefit Plan providing welfare benefits is funded with a trust or other funding vehicle, other than insurance policies or contracts with a health maintenance organization or similar health care delivery entity.

(vii) P&J has delivered to Webco correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, if any, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each maintained Employee Benefit Plan. The terms of any such documentation or other communication do not prohibit Webco from amending or terminating any such Employee Benefit Plan.

(b) With respect to each Employee Benefit Plan that P&J, and/or any controlled group of corporations within the meaning of Code Sec. 1563 (a Controlled Group of Corporations) which includes P&J, maintains or ever has maintained or to which any of them contributes, ever contributed, or ever has been required to contribute:

(i) there have been no prohibited transactions within the meaning of ERISA Sec 406 and Code Sec. 4975 with respect to any such Employee Benefit Plan. No fiduciary within the meaning of ERISA Sec. 3(21) (a Fiduciary), has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan, and

(ii) no action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or threatened.

(c) P&J does not maintain or contribute to, has never maintained or contributed to, and has never been required to contribute to, any Employee Welfare Benefit Plan or any other Employee Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Sec. 4980B or Part 6 of Subtitle B of Title I of ERISA).

(d) There is no liability in connection with any Employee Benefit Plan that is not fully disclosed or provided for on the Most Recent Balance Sheet for which disclosure would be required under generally accepted accounting principles.

(e) Neither P&J nor any Employee Benefit Plan has any liability to any plan participant, beneficiary or other person by reason of the payment of benefits or the failure to pay benefits with respect to benefits under or in connection with any such Employee Benefit Plan, other than claims in the normal administration of such plans.

4.26 Guaranties. P&J is not a guarantor or otherwise responsible for any liability or obligation (including indebtedness) of any other Person.

4.27      Environment, Health, and Safety.

(a) Each of P&J and its predecessors and Affiliates (i) has complied with the Environmental, Health, and Safety Laws in all respects (and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, directive or notice has been filed or commenced against any of them alleging any such failure to comply), (ii) has obtained and been in substantial compliance with all of the terms and conditions of all permits, licenses, certificates and other authorizations which are required under the Environmental, Health, and Safety Laws, and (iii) has complied in all respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in the Environmental. Health, and Safety Laws.

(b) P&J has no liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) with respect to, and none of P&J and its predecessors and Affiliates has handled or disposed of any Hazardous Materials or extremely Hazardous Substances, arranged for the disposal of any Hazardous Materials or Extremely Hazardous Substances, exposed any employee or other individual to any Hazardous Materials or Extremely Hazardous Substances, or owned or operated any property or facility in any manner that could give rise to any liability, for damage to any site, location, surface water, groundwater, land surface or subsurface strata, for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

(c) No Extremely Hazardous Substances are currently, or have been, located at, on, in, under or about all properties and equipment used in the business of P&J and its predecessors and Affiliates.

(d) No Hazardous Materials are currently located at, on, in, under or about all properties and equipment used in the business of P&J and its predecessors and Affiliates in a manner which violates any Environmental, Health and Safety Laws or which requires cleanup or corrective action of any kind under any Environmental, Health and Safety Laws.

4.28     Certain Business Relationships With P&J.  Except as set forth on
Section 4.28 of the P&J Disclosure Schedule, no Shareholder, no director or officer of P&J, no member of their immediate families, and no Affiliate of any of the foregoing, owns, directly or indirectly, or has an ownership interest in (i) any business (corporate or otherwise) which is a party to, or in any property which is the subject of, any business arrangement or relationship of any kind with P&J in excess of $2,000 per annum, or (ii) any business (corporate or otherwise) which conducts the same business as, or a business similar to, that conducted by P&J.

4.29 Full Disclosure. No representation or warranty in this Section 4 or in any document delivered by P&J pursuant to the transactions contemplated by this Agreement, and no statement, list, certificate or instrument furnished to Webco pursuant hereto or in connection with this Agreement contains any untrue statement of a material fact, or omits or shall omit to state any fact necessary, in light of the circumstances under which it was made, to make any statement herein or therein not materially misleading. There is no fact, event or condition which P&J has not disclosed to Webco in this Agreement or in the P&J Disclosure Schedule which is having or is reasonably likely to have a Material Adverse Effect on P&J. Except as specifically disclosed on the P&J Disclosure Schedule, P&J has delivered to Webco true, correct and complete copies of all documents, including all amendments, supplements and modifications thereof or waivers currently in effect thereunder, described in the P&J Disclosure Schedule.

4.30 Information Supplied. None of the information supplied or to be supplied by P&J for inclusion in any filings made or to be made by Webco under the Securities Act of 1933, as amended (the Securities Act), or under the Securities Exchange Act of 1934, as amended (the Exchange Act), including without limitation the Audited Financial Statements of P&J, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

4.31 Accounting Matters. Neither P&J nor any of its Affiliates, has taken or agreed to take any action that would adversely affect the ability of Webco to account for the business combination to be effected by the Merger as a pooling of interests.

4.32      Securities Laws Matters.  (a)      Each Shareholder acknowledges
that the shares of Webco Common Stock to be received in the Merger have not been registered under the Securities Act and therefore may not be sold without compliance with the Securities Act. All shares of Webco Common Stock issued to the Shareholders pursuant to this Agreement shall bear the following legend:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IF THE HOLDER HEREOF COMPLIES WITH THE ACT AND APPLICABLE SECURITIES LAW.

(b) Subject to the agreements set forth on Section 4.32(b) of the P&J Disclosure Schedule, each Shareholder is acquiring the shares of Webco Common

Stock to be issued in the Merger solely for such Shareholders own account for investment purposes only and with no current intention or plan to distribute, sell, or otherwise dispose of any of those shares in connection with any distribution that is not made pursuant to an appropriate registration statement or in accordance with an applicable exemption promulgated under the Securities Act and any applicable state securities law.

(c) Except as set forth in Section 4.3(b) of the P&J Disclosure Schedule, no Shareholder is a party to any agreement or other arrangement for the disposition of any shares of Webco Common Stock other than this Agreement.

(d) Each Shareholder is an "accredited investor" as defined in Securities Act Rule 501(a); and (i) is able to bear the economic risks of an investment in the Webco Common Stock acquired pursuant to this Agreement, (ii) can afford to sustain a total loss of that investment, (iii) has such knowledge and experience in financial and business matters that such Shareholder is capable of evaluating the merits and risks of the proposed investment in the Webco Common Stock, (iv) has received and carefully reviewed the Webco SEC Reports (as defined in Section 5.5(a))and has had an adequate opportunity to ask questions and receive answers from the officers of Webco concerning any and all matters relating to the Webco and the Webco Common Stock.

5. Representations and Warranties of Webco and Acquisition Sub. Webco and Acquisition Sub, jointly and severally, represent and warrant to P&J and each Shareholder that, except as set forth in the disclosure schedule delivered by Webco and Acquisition Sub to P&J on the date hereof, a copy of which is attached hereto as Schedule 5 (the Webco Disclosure Schedule) and except as otherwise expressly set forth or permitted in this Agreement, the statements contained in this Section 5 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 5). The Webco Disclosure Schedule will be arranged in paragraphs corresponding to the numbered paragraphs contained in this Section 5.

5.1 Organization of Webco. Each of Webco and Acquisition Sub is a corporation duly organized, validity existing, and in good standing under the laws of the States of Oklahoma and Illinois, respectively. Each of Webco and Acquisition Sub is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required.

5.2      Capitalization.

(a) As of April 30, 1998, the authorized capital stock of Webco consisted of (i) 3,000,000 shares of Preferred Stock, $.01 par value, none of which are outstanding and (ii) 12,000,000 shares of Common Stock, $.01 par value, of which 6,339,000 shares were issued and outstanding and 850,000 shares were reserved for issuance pursuant to Webcos employee and director stock plans (the Option Plans). The authorized capital stock of Acquisition Sub consists of 100 shares of Common Stock, $1.00 par value, all of which, as of the date hereof, are issued and outstanding and owned by Webco. All of the outstanding shares of Webcos and Acquisition Subs respective capital stock have been duly authorized and validly issued and are fully paid and nonassessable. Except for the shares reserved under the Option Plans and except for the shares to be issued in the Merger, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the authorized but unissued capital stock of Webco or any of its subsidiaries or obligating Webco or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, Webco or any of its subsidiaries.

(b) The shares of Webco Common Stock to be issued pursuant to Section 3.1 of this Agreement are duly authorized and reserved for issuance, and upon issuance thereof will be validly issued, fully paid and nonassessable and, subject to notice of issuance, shall be approved for listing on the American Stock Exchange.

5.3 Authorization. Webco and Acquisition Sub each has full power and authority (including full corporate power and authority) to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder and no other proceedings on the part of Webco, Acquisition Sub or any other Person are necessary to authorize the execution, delivery and performance of this Agreement. This Agreement constitutes the valid and legally binding obligation of Webco and Acquisition Sub, enforceable against Webco and Acquisition Sub in accordance with its terms and conditions. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency, commission, regulatory authority or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to Webco or Acquisition Sub in connection with the execution and delivery of this Agreement or the Articles of Merger or by consummation by Webco or Acquisition Sub of the transactions contemplated hereby or thereby, except for the filing of the Articles of Merger with the Secretary of State of the State of Illinois.


5.4 Noncontravention. Except as set forth on Section 5.4 of the Webco Disclosure Schedule, neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Webco or Acquisition Sub is subject or any provision of their respective charters or bylaws, or (b) (i) conflict with, (ii) result in a breach of, (iii) constitute a default under, (iv) result in the acceleration of, (v) create in any party the right to accelerate, terminate, modify, or cancel, or (vi) require any notice under, any agreement, contract, lease, license, instrument, or other arrangement to which Webco or any of its subsidiaries or Acquisition Sub is a party or by which any of them is bound or to which any of their assets is subject.

5.5      SEC Filings; Financial Statements.

(a) Webco has filed all forms, reports and documents required to be filed with the SEC since July 31, 1996, and has heretofore delivered to P&J, in the form filed with the SEC, (i) its Annual Reports on Form 10-K for the fiscal years ended July 31, 1996 and July 31, 1997, (ii) its Quarterly Reports on Form 10-Q for the periods ended October 31, 1997, January 31, 1998, and April 30, 1998, (iii) all proxy statements relating to Webco's meetings of shareholders (whether annual or special) held since July 31, 1996, (iv) all other reports filed by Webco with the SEC since July 31, 1996 and (v) all amendments and supplements to all such reports and registration statements, filed by Webco with the SEC (collectively, the Webco SEC Reports). The Webco SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Webco's subsidiaries is required to file any forms, reports or other documents with the SEC.

(b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Webco SEC Reports has been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents the consolidated financial position of Webco and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount.

(c) Webco has heretofore furnished to P&J a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Webco with the SEC pursuant to the Securities Act or the Exchange Act.

5.6 No Undisclosed Liabilities. Neither Webco nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) which are in the aggregate material to the Business Condition of Webco and its subsidiaries taken as a whole, except liabilities adequately reserved for in the balance sheet as of April 30, 1998, or disclosed in the notes thereto, provided to P&J (the Webco Balance Sheet) or incurred since April 30, 1998 in the Ordinary Course of Business and liabilities incurred in connection with this Agreement.

5.7 Absence of Certain Changes or Events. Since the date of the Webco Balance Sheet, Webco and its subsidiaries have conducted their respective businesses in the Ordinary Course of Business, and since such date, there has not occurred any change in the Business Condition of Webco, or any other development, that in each case would reasonably be expected to have a Material Adverse Effect on Webco.

5.8 Absence of Litigation. Other than as disclosed in the Webco SEC Reports, there are no claims, actions, suits, proceedings or investigations pending or, to the best knowledge of Webco, threatened against Webco or any of its subsidiaries, or any properties or rights of Webco or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that, individually or in the aggregate, could have a Material Adverse Effect on Webco and its subsidiaries (taken as a whole).

5.9 Brokers Fees. Neither Webco nor Acquisition Sub has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which P&J or any Shareholder could become liable or obligated.

5.10 Full Disclosure. No representation or warranty in this Section 5 or in any document delivered by Webco or Acquisition Sub pursuant to the transactions contemplated by this Agreement, and no statement, certificate or schedule furnished or to be furnished by Webco or Acquisition Sub to P&J in, or pursuant to the provisions of, this Agreement contains or shall contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary, in the light of the circumstances under which it was made, in order to make the statements herein or therein not misleading. There is no event, fact or condition that materially and adversely affects the business, assets (including intangible assets), financial condition, results of operations or prospects of Webco and its subsidiaries taken as a whole, or that reasonably could be expected to do so, that has not been disclosed in the Webco SEC Reports, this Agreement or in the Webco Disclosure Schedule.

6.      Conduct and Transactions Prior to Effective Time; Additional
Agreements.

6.1 General. Each Party will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 8 below).

6.2 Notices and Consents. P&J will, and the Shareholders shall cause P&J to, give any notices to third parties and will use its reasonable best efforts to obtain any third party consents that Webco reasonably may request in connection with the matters identified in Section 4.4 of the P&J Disclosure Schedule and as may be necessary for Webco to operate the business of P&J as an ongoing concern following the Closing Date.

6.3 Operation of Business. (a) P&J will not, and the Shareholders shall not permit P&J to, engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, P&J will not:

(i) cause or permit any amendment to its Articles of Incorporation or Bylaws,

(ii) issue any capital stock or issue or grant any options, warrants or rights to acquire any capital stock,

(iii) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock except for (A) distributions to the Shareholders as set forth in Section 6.3(a) of the P&J Disclosure Schedule, and (B) the cancellation and retirement of the Treasury Shares,

(iv) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 4.9 above.

(b) P&J will comply with all laws, statutes, ordinances, rules, regulations and orders applicable to it or to the conduct of its business.

6.4 Preservation of Business. P&J will, and the Shareholders shall cause P&J to, use its best efforts to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

6.5 Access to Information. P&J will, and the Shareholders shall cause P&J to, permit Webco and its representatives to have access at all reasonable times, and in a manner so as not to interfere with the normal business operations of P&J, to the business and operations of P&J. Neither such access, inspection and furnishing of information to Webco and its representatives, nor any investigation by Webco and its representatives, shall in any way diminish or otherwise effect Webco's right to rely on any representation or warranty made by P&J and each Shareholder hereunder.

6.6 Notice of Developments. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of its own representations and warranties in Section 4 and Section 5 above. No disclosure by any Party pursuant to this Section 6.6, however, shall be deemed to amend or supplement the P&J Disclosure Schedule or the Webco Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

6.7 Filings. As promptly as practicable after the date of this Agreement, Webco and P&J shall prepare and file any filings required under the Exchange Act, the Securities Act or any other Federal or state securities or blue sky laws relating to the Merger and the transactions contemplated by this Agreement and the Articles of Merger.

6.8 Release from Guarantees; Webco Indemnity of Certain Obligations. Webco shall use its best efforts to have the Shareholders released from any and all guarantees of the obligations identified on Section 4.9(c) of the P&J Disclosure Schedule (the Shareholder Guaranteed Obligations), including the assumption of such obligations by Webco. Whether or not Webco obtains such releases, Webco hereby agrees to indemnify each Shareholder from and against any Claim or Loss arising out of the failure from and after the Effective Date of the Merger to satisfy the Shareholder Guaranteed Obligations in accordance with their respective terms.

6.9 American Stock Exchange; Registration. (a) Webco shall use its best efforts to cause the shares of Webco Common Stock issuable to the Shareholders in the Merger to be listed on the American Stock Exchange, upon official notice of issuance.

(b) Within 120 days after the Effective Date of the Merger, Webco shall file a registration statement under the Securities Act on Form S-3 for the purpose of registering the resale to the public of the shares of Webco Common Stock issuable to the Shareholders in the Merger. Webco shall use its best efforts to cause such registration statement to be declared effective and to maintain such effectiveness for a period of two years following the Effective
Date of the Merger.   The costs and expenses of the preparation and filing of
such registration (including filing fees) shall be borne by Webco.

6.10 Affiliates. Each Shareholder (and each Person who is an affiliate of P&J within the meaning of Accounting Series Releases 130 and 135 of the
SEC), shall deliver to Webco an agreement in the form attached as Exhibit 6.10 (the Affiliate Agreement). Webco and Acquisition Sub shall be entitled to place appropriate legends on the certificates evidencing any Webco Common Stock to be received by the Shareholders and such other affiliates pursuant to the terms of this Agreement and the Articles of Merger, and to issue appropriate stop transfer instructions to the transfer agent for Webco Common Stock, consistent with the terms of such Affiliates Agreements.

6.11 Pooling Accounting. Each Party agrees not to take any action that would adversely affect the ability of Webco to treat the Merger as a pooling of interests, and each party agrees to take such action as may be reasonably required to negate the impact of any past actions which would adversely impact the ability of Webco to treat the Merger as pooling of interests.

6.12 Exclusivity. None of the Shareholders nor P&J will (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of P&J (including any acquisition structured as a merger, consolidation, or share exchange) (each an Other Proposal) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any Other Proposal. None of the Shareholders will transfer or offer to transfer any of their P&J Common Stock. None of the Shareholders will vote their P&J Common Stock in favor of any Other Proposal.

6.13 Post-Closing Cooperation. In case at any time after the Effective Time of the Merger any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 9 below).

6.14 Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction (A) on or prior to the Effective Time of the Merger involving P&J or (B) arising out of Webcos operation of the business of the Surviving Corporation following the Effective Time of the Merger in the manner in which it is presently conducted and planned to be conducted, each of the other Parties will cooperate with the Party and its counsel in such contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be reasonably necessary in connection with such contest or defense, all at the reasonable cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 9 below).

6.15 Transition. Neither P&J nor any Shareholder will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of P&J from maintaining the same business relationships with the Surviving Corporation after the Effective Time of the Merger as it maintained with P&J prior to the Effective Time of the Merger.

6.16 Confidentiality. Each Party (herein called a receiving party) will treat and hold as confidential all Confidential Information disclosed to it by another Party (herein called a disclosing party) and will refrain from using any of the Confidential Information except in connection with this Agreement. In the event that any receiving party is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process or by law or regulation pursuant to the advice of counsel) to disclose any Confidential Information, such receiving party will notify the disclosing party promptly of the request or requirement so that the disclosing party may seek an appropriate protective order. If, in the absence of a protective order, the receiving party is, on the advice of counsel, compelled to disclose any Confidential Information, the receiving party may disclose the Confidential Information; provided, however, that such disclosing party shall use its reasonable efforts to obtain, at the reasonable request of the disclosing party, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the disclosing party shall designate.

6.17 P&J Employees. All employees of P&J following the Closing will be subject to Webco's standard employment terms and practices. Except as otherwise prohibited, these employees will be eligible to participate in all standard Webco benefit plans.

6.18 Non-competition. (a) Each Shareholder covenants and agrees that, for a period ending on the seventh anniversary of the Effective Date of the Merger, such Shareholder will not, directly or indirectly,

(i) own, manage, operate, control or engage or participate in the ownership, management, operation or control of, or be connected as a stockholder, agent, employee, partner or joint venturer with, any business or organization, wherever located, which engages in a business which is competitive with the business of P&J as conducted by P&J on the Effective Date of the Merger;

(ii) call upon any person who is, at that time, an employee of P&J or Webco or any subsidiary thereof for the purpose or with the intent of enticing such employee away from or out of the employ of P&J or any subsidiary thereof;

(iii) call upon any person or entity which is, at that time, or which has been, within one (1) year prior to the Effective Date of the Merger, a customer of P&J or any subsidiary thereof, for the purpose of soliciting or selling products or services in direct competition with P&J; and

(iv) disclose customers, whether in existence or proposed, of P&J to any Person except to the extent that the Company has in the past disclosed such information to the public for valid business reasons.

The foregoing limitations are not intended to restrict the performance by a Shareholder of his employment duties to Webco or P&J while such Shareholder is employed by Webco or P&J.

(b) The benefits of Section 6.18(a) shall flow to and be enforceable by Webco and any of its Affiliates and their respective successors and assigns. The parties hereto recognize that, because of the nature of the subject matter of Section 6.18(a), it would be impractical and extremely difficult to determine Webco's or its Affiliates actual damages in the event of a breach of any of such provisions. Accordingly, if any Shareholder or any Affiliate of a Shareholder commits a breach, or threatens to commit a breach, of Section 6.18(a), Webco or any of its Affiliates or any of their successors or assigns shall give such Shareholder written notice of such violation and if such Shareholder does not cure such violation or otherwise cease (or cause its Affiliate to cease) to act in violation of Section 6.18(a) within ten (10) days of the giving of such notice, Webco or its Affiliates or any of their successors or assigns shall have the right to have the provisions of Section 6.18(a) specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed by each Shareholder that any such breach or threatened breach will cause irreparable injury to Webco or its Affiliates and that an injunction may be issued against such Shareholder or any of its Affiliates to stop or prevent any such breach or threatened breach. In the event that an action shall be instituted to specifically enforce a Shareholders obligations hereunder, each Shareholder (for itself and its Affiliates) agrees to waive the defense that Webco or its Affiliates have an adequate remedy at law and agrees to interpose no opposition, legal or otherwise, as to the propriety of pursuing specific performance as a remedy and agrees not to request any bonding for the issuance of the relief sought.

(c) It is agreed by the parties hereto that the foregoing covenants in this Section 6.8 impose a reasonable restraint on the Shareholders in light of the activities and business of P&J on the date of the execution of this Agreement and the current plans of P&J; but it is also the intent of P&J and the Shareholders that such covenants be construed and enforced in accordance with the changing activities, business and locations of P&J and its subsidiaries throughout the term of this covenant. During the term of this covenant, if P&J or one of its subsidiaries engages in new activities, enters a new business or establishes new locations for its current activities or business in addition to or other than the activities or business it is currently conducting in the locations currently established therefor, then the Shareholders will be precluded from soliciting the customers or employees of such new activities or business or from such new location and from directly competing with such new activities or business through the term of this covenant.

(d) The covenants in this Section 6.8 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

7.      Certain Tax Matters.

7.1      Tax Returns.   P&J and the Shareholders will timely file all tax
returns required to be filed with respect to all periods through and including the Effective Date of the Merger. Such tax returns will be prepared in the manner required by applicable law and all Taxes shown thereon to be payable by P&J or any Shareholder in respect of the business of P&J will be paid when due and there will be no Security Interests for Taxes upon any of the assets of the Company.

7.2 Taxes. (a) Except for those Taxes set forth on Section 7.2 of the P&J Disclosure Schedule, each Shareholder shall be jointly and severally responsible for and shall pay all Taxes relating to or arising from the conduct of the business of P&J, and shall be entitled to any refunds, for all taxable periods (or portions thereof) ending on or before the Effective Date of the Merger and shall be responsible for filing the necessary tax returns with respect to the business of P&J for all such periods.

(b) Except as otherwise expressly set forth herein, Webco shall be responsible for, and shall pay, all Taxes relating to or arising from the conduct of the business of P&J, and shall be entitled to any refunds, for all taxable periods (or portions thereof) from and after the Effective Date of the Merger and Webco shall be responsible for filing the necessary tax returns with respect to P&J for all such periods.

(c) If after the Effective Date of the Merger Webco pays any Taxes for which the Shareholders are liable under this Agreement, or the Shareholders pays any Taxes for which Webco is liable under this Agreement, appropriate reimbursement shall be made promptly upon demand therefor. The portion of any refund, rebate or reimbursement received by any Person to which another Person is entitled shall be paid over promptly to the Person which is entitled thereto.

(d) Each party hereto shall provide the other party, without cost and expense, with such assistance as reasonably may be requested by such party in connection with the preparation of any tax return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes with respect to the business of P&J, and each party shall retain, for a reasonable period of time (but not less than the applicable statute of limitations in the jurisdiction in which such Taxes are paid, including all extensions), and provide the other party with, any records or information which may be relevant to any such tax return, audit or examination, proceedings or determination.

(e) Each Shareholder, jointly and severally, agrees to indemnify, defend and hold Webco and P&J harmless from and against all Losses arising out of
(i) unpaid Taxes for which the Shareholders are responsible under the terms of this Article 7, and (2) any breach of the representations, warranties and covenants contained in Section 4.12 hereof. Webco agrees to indemnify defend and hold each Shareholder harmless from and against all Losses arising out of unpaid Taxes for which Webco is responsible under the terms of this Section 7.

7.3 Contests. Any audits of tax returns with respect to the business of P&J and related administrative and judicial proceedings shall be controlled by the party responsible for filing such tax returns pursuant to this Section 7 (the Filing Party). The Filing Party shall promptly notify the other party (the Non-filing Party) of any proposed adjustment which would result in liability of the Non-filing Party under this Agreement. If the Non-filing Party so requests within thirty days of receipt of such notice, the Filing Party shall

(a) in good faith contest such proposed adjustment by appropriate administrative or judicial proceedings;

(b) permit the Non-filing Party to participate at its own expense in such proceedings; and

(c) not enter into any compromise or settlement with respect to such proposed adjustment without the consent of the Non-filing Party, which shall not be unreasonably withheld; provided, however, that the Filing Party shall not be required to contest any proposed adjustments with respect to any tax return unless (i) the aggregate amount of the Non-filing Party's reasonable potential liability is at least $50,000; (ii) the Non-filing Party agrees to pay (or, in the case of item (C) below, advance to) the Filing Party all costs and expenses which the Filing Party may incur in connection with such contest, including, without limitation, (A) all reasonable legal, accounting, and investigatory fees and disbursements, (B) any interest, penalties or additions to Tax which may be incurred as a result of such contests, and (C) if such contest is conducted in a forum which requires the payment of, and claiming of a refund for, the amount of the proposed adjustment, sufficient funds to make such payment; and (iii) if so requested by the Filing Party, the Non-filing Party provides a written opinion, reasonably acceptable in form and substance to the Filing Party, of independent counsel that there is a reasonable basis for contesting the proposed adjustment.

8.      Conditions to Obligation to Close.

8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction prior to the Closing Date of the following conditions:

(a) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, or
(ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no law, statute, ordinance, rule, regulation or order shall have been enacted, enforced or entered which has caused or will likely cause any of the effects under clauses (i) or (ii) of this Section 8.1(a) to occur; and

(b) all material authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental entity necessary for the consummation of the transactions contemplated by this Agreement and the Articles of Merger shall have been filed, expired or been obtained.

8.2 Conditions to Webco's Obligation to Close. The obligation of Webco and Acquisition Sub to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(a) the representations and warranties of P&J and the Shareholders contained in this Agreement, including those set forth in Section 4 and
Section 7 above, shall be true and correct in all material respects at and as of the Closing Date;

(b) P&J and the Shareholders shall have performed and complied with all of its and their covenants hereunder in all respects through the Closing;

(c)      P&J shall have procured all of the third party consents specified in
Section 6.2 above;

(d) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) affect materially and adversely the right of Webco to control the Surviving Corporation following the Effective Time of the Merger, or (ii) affect adversely the right of P&J or the Surviving Corporation to own its assets (including without limitation its intellectual property assets) and to operate its businesses (and no such injunction, judgment, order, decree, ruling or charge shall be in effect) and no law, statute, ordinance, rule, regulation or order shall have been enacted, enforced or entered which has caused or will likely cause any of the effects under clauses (i) or (ii) of this Section 8.2(d) to occur;

(e) the Chief Executive Officer of P&J shall have delivered to Webco a certificate to the effect that each of the conditions specified above in Sections 8.2(a) to 8.2(d) (inclusive) is satisfied in all respects;

(f) Webco shall have received from counsel to P&J an opinion in form and substance mutually satisfactory to Webco and P&J, addressed to Webco, and dated as of the Closing Date, as to the matters set forth in Sections 4.1, 4.2, 4.3 and 4.4;

(g) Webco shall have received the executed P&J Affiliate Agreements contemplated by Section 6.10;

(h) Each Shareholder shall have delivered to Webco a certificate to the effect that such Shareholder is not a foreign person pursuant to Treasury Regulation Section 1.1445-2(b);

(i) all actions to be taken by the Shareholders and P&J in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Webco and its counsel;

(j) Christopher L. Kowalski shall have executed and delivered an Employment Agreement in the form attached hereto as Exhibit B;

(k) there shall have been no Material Adverse Effect on P&J on or before the Closing Date;

(l) the Treasury Shares shall have been canceled and retired to the status of authorized but unissued capital stock of P&J;

(m) the Board of Directors of Webco shall have received a fairness opinion from Houlihan Lokey Howard & Zukin, in form and substance satisfactory to such Board of Directors in its sole discretion, to the effect that the Merger is fair to Webco and its shareholders from a financial point of view;

(n) the lease agreements set forth on Section 8.2(n) of the P&J Disclosure Schedule shall have been amended as described therein; and

(o) each Person holding an option granted by a Shareholder to purchase shares of P&J Common Stock shall have agreed not to exercise such option until the expiration of the 30-day period referred to in paragraph 4 of the P&J Affiliate Agreements.

Webco may waive any condition (in whole or in part) specified in this Section
8.2 if it executes a writing so stating at or prior to the Closing.

8.3 Conditions to P&J's Obligation to Close. The obligation of P&J to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(a) the representations and warranties of Webco and Acquisition Sub contained in this Agreement, including those set forth in Section 5 above, shall be true and correct in all respects at and as of the Closing Date;

(b) Webco shall have performed and complied with all of its covenants hereunder in all respects through the Closing;

(c) the Chief Financial Officer or other duly authorized officer of Webco shall have delivered to P&J a certificate to the effect that each of the conditions specified above in Sections 8.3(a) to 8.3(b) (inclusive) is satisfied in all respects;

(d) Webco shall have executed and delivered to Christopher L. Kowalski an Employment Agreement in the form attached hereto as Exhibit B;

(e) P&J shall have received from counsel to Webco an opinion in form and substance mutually satisfactory to Webco and P&J, addressed to P&J, and dated as of the Closing Date, as to the matters set forth in Sections 5.1, 5.2, 5.3 and 5.4;

(f)      [Intentionally left blank];

(g) all actions to be taken by Webco in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to P&J and its counsel; and

(h) the Shareholders shall have been released from the obligations set forth on Section 4.9(c) of the P&J Disclosure Schedule.

P&J may waive any condition (in whole or in part) specified in this Section
8.3 if it executes a writing so stating at or prior to the Closing.

9.      Survival of Representations, Warranties and Covenants; Indemnification.

9.1 Survival. All of the representations and warranties of the P&J and the Shareholders contained in Sections 4 and 7, and all of the representations and warranties of Webco and Acquisition Sub contained in Section 5, shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and shall continue in full force and effect for a period of one (1) year following the Closing; provided that the following representations and warranties of P&J and the Shareholders shall expire on the date that the independent auditors of Webco issue their report on the audited financial statements of Webco for the fiscal year ending July 31, 1998: Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7,
4.8, 4.9, 4.10, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.20, 4.21, 4.30 and 4.31;
and provided further, that the representation and warranty contained in
Section 4.12(a) shall survive until the expiration of the last applicable statute of limitations (including all periods of extension and tolling). The covenants and agreements in this Agreement shall survive the Closing without limitation as to duration except to the extent they are specifically limited by their terms.

9.2 Agreement to Indemnify. (a) Upon the terms and subject to the limitations and conditions of this Section 9 (and the terms and conditions of Section 7 with respect to the matters referred to therein), each Shareholder, jointly and severally, hereby agrees to indemnify, defend and hold harmless Webco and any subsidiary or Affiliate of Webco, and any officer, director stockholder, partner, employee, representative or agent of any thereof and their respective successors and assigns (collectively, the Webco Group), from and against all Losses and Claims based upon, arising out of or resulting from,

(i) any breach of any representation or warranty of P&J and the Shareholders contained in this Agreement; and

(ii) the failure of P&J and the Shareholders to perform any of its or their covenants, agreements or obligations under this Agreement.

(b) Upon the terms and subject, to the conditions of this Section 9 (and the terms and conditions of Section 7 with respect to the matters referred to therein), Webco hereby agrees to indemnify, defend and hold harmless each Shareholder and any Affiliate of each Shareholder and any officer, director, stockholder, partner, employee, representative or agent of any thereof and their respective successors and assigns, as the case may. be (collectively, the Shareholder Group) , from and against all Losses and Claims based upon, arising out of or resulting from,

(i) any breach by Webco of any representation or warranty of Webco contained in this Agreement; and

(ii) the failure of Webco to perform any of its covenants, agreements or obligations as set forth in this Agreement.

(c)      Notwithstanding anything in this Agreement to the contrary in Section
9.2 (a) , the Shareholders shall not be obligated to indemnify, defend and hold harmless the Webco Group in respect of the matters referred to in clause
(i) of Section 9.2(a) unless and until, and only to the extent that, the aggregate of all Losses and Claims for which such indemnification is sought shall exceed FIFTY THOUSAND DOLLARS ($50,000); provided, that, this limitation shall not apply to any Claim or Loss (i) referred to in clause (ii) of Section
9. 2 (a) , (ii) for Taxes (which shall be indemnified in accordance with the provisions of Section 7), (iii) for any fraudulent or willful misrepresentation by either of the Shareholders, or (iv) for any misrepresentation or breach of warranty contained in Sections 4.1, 4.2, 4.3, 4.4, 4.5 and 4.7.

(d) Notwithstanding anything to the contrary in Section. 9.2(b), Webco shall not be obligated to indemnify, defend and hold harmless the Shareholder Group in respect of the matters referred to in clause (i) of Section 9.2(b), unless and until, and only to the extent that, the aggregate of all Losses and Claims for which such indemnification is sought shall exceed FIFTY THOUSAND DOLLARS ($50,000); provided, that, this limitation shall not apply to any Claim or Loss (i) referred to in clause (ii) of Section 9. 2 (b) , (ii) for Taxes (which shall be indemnified in accordance with the provisions of Section
7), (iii) for any fraudulent or willful misrepresentation by Webco, or (iv) for any misrepresentation or breach of warranty contained in Section 5.1, 5.2, 5.3, 5.4 and 5.9.

9.3 Conditions of Indemnification. Other than with respect to Taxes, which shall be governed by the provisions of Section 7 hereof, the obligations and liabilities of the Shareholders, in the case of Section 9.2(a) hereof, and of Webco, in the case of Section 9.2(b) hereof, with respect to Claims made by or against third Persons, shall be subject to the following terms and conditions:

(a) The party to whom such Claim relates (the Indemnified Party) will give the party from which indemnity is sought hereunder (the Indemnifying Party) prompt notice of such Claim, and the Indemnifying Party shall have the right, at its sole cost and expense, to assume the defense thereof by representatives chosen by it and, except as provided in paragraph (c) of this
Section 9.3, to settle or compromise such Claim upon such terms as it may elect; provided, however, that the failure to provide prompt notice of such Claim shall not release the Indemnifying Party from its obligations under
Section 9.2 except to the extent the Claim or Loss is aggravated or increased by such failure or the Indemnifying Party suffers other prejudice by reason thereof; and provided further that the Indemnified Party shall be entitled to participate in the defense of such Claim (but not to control such defense) through counsel of its own choice at its own cost and expense. The Indemnifying Party shall not permit any Security Interest or execution to attach to the assets of any Indemnified Party as a result of any such Claim, and the Indemnifying Party shall provide such bonds or deposits as shall be necessary to prevent the same.

(b) If the Indemnifying Party, within a reasonable time after notice of any such Claim, fails to assume the defense thereof, the Indemnified Party shall (upon further notice to the Indemnifying Party) have the right to undertake the defense, compromise and settlement of such Claim on behalf of and for the account and risk of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense, compromise and settlement of such Claim at any time prior to the compromise, settlement or final, determination thereof.

(c) Anything in this Section 9.3 to the contrary notwithstanding, the Indemnifying Party shall not, without the consent of the Indemnified Party, settle or compromise any Claim or consent to the entry of any judgment which settlement, compromise or judgment would materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, provided that if the Indemnified Party shall fail or refuse to consent to such a settlement, compromise or judgment proposed by the Indemnifying Party and approved by the third Person and a judgment thereafter shall be entered or a settlement or compromise thereafter shall be effected on terms less favorable in the aggregate to the Indemnified Party than the settlement, compromise or judgment proposed by the Indemnifying Party, the Indemnifying Party shall have no liability hereunder with respect to any money damages, money payments or other Losses in excess of those that were provided for in the settlement, compromise or judgment proposed by the Indemnifying Party or any costs or expenses related to such Claim arising after the date such settlement, compromise or judgment was so proposed.

(d) The Indemnified Party shall, and shall cause its Affiliates to, provide the Indemnifying Party and its Affiliates and predecessors in interest with such assistance as reasonably may be requested by the Indemnifying Party in connection with any indemnification or defense provided for herein, including, without limitation, permitting suit to be brought in the name of the Indemnified Party or its Affiliates, as appropriate, and asserting therein such causes of action and defenses as may be available to it, and providing such information, documents and records and reasonable access to the services of and consultations with such personnel of the Indemnified Party or its Affiliates as may be requested; provided that such access shall not unreasonably interfere with the business operations of the Indemnified Party or its Affiliates or the performance of the duties performed by or responsibilities of such personnel; and, provided further, that the

Indemnified Party shall be entitled to reasonable indemnity for any Loss (including the reasonable cost of those employees involved in providing such assistance.) as shall be appropriate under the circumstances.

(e) The Indemnifying Party shall provide the Indemnified Party with such information, documents and records as reasonably may be requested by the Indemnified Party with respect to all Claims for which indemnification is provided by the Indemnifying Party under this Agreement. The Indemnifying Party shall use commercially reasonable efforts to keep the Indemnified Party informed of all material developments in connection with, and provide the Indemnified Party with such other information, documents and pleadings as the Indemnified Party shall reasonably request with respect to, matters for which indemnification is provided by the Indemnifying Party under this Agreement; and if the Indemnified Party reasonably and in good faith believes that the outcome of any such case, action, proceeding or Claim may have a material adverse effect on the Indemnified Party, the Indemnified Party may assume and control the defense of such case, action, proceeding or Claim provided that the Indemnified Party undertakes in writing to indemnify the Indemnifying Party from any loss in connection with such case, action, proceeding or Claim.

9.04 Direct Claims. If any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Claim against such Indemnified Party by a third party, the Indemnified Party will transmit to the Indemnifying Party a written notice with respect to such claim, specifying the basis therefor; provided, however, that any failure or delay in providing such notice to the Indemnifying Party will not relieve the Indemnifying Party of any obligation hereunder except to the extent and only to the extent the Indemnifying Party was actually prejudiced by such delay or failure. If the Indemnifying Party does not notify the Indemnified Party within 30 days from its receipt of such notice (the Election Period) that the Indemnifying Party disputes such claim, the claim specified by the Indemnified Party in such notice will be deemed a liability of the Indemnifying Party hereunder.
Payment of all amounts owing by the Indemnifying Party under such claim will be paid in cash within five days after expiration of the Election Period, and if not timely made, such amounts will accrue interest at the rate of 10% per annum from the day following the expiration of the Election Period. If the Indemnifying Party has timely disputed such claim, as provided above, such dispute shall be resolved by negotiation or by litigation in an appropriate court of competent jurisdiction. If a Claim may be deemed to involve both a direct Claim and a Claim involving a third party, it will be treated hereunder as a Claim involving a third party.

9.05 Remedies Cumulative. The remedies provided herein shall be cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies against any other party hereto.

10.       Termination.

10.1 Termination of the Agreement. The Parties may terminate this Agreement as follows:

(a) Webco and P&J may terminate this Agreement as to all Parties by mutual written consent at any time prior to the Closing;

(b) Webco may terminate this Agreement by giving written notice to P&J and the Shareholders at any time prior to the Closing (i) in the event either of P&J or the Shareholders has breached any representation, warranty, or covenant contained in this Agreement in any respect, Webco has notified P&J and the Shareholders of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (ii) if the Closing shall not have occurred on or before July 31, 1998, by reason of the failure of any condition precedent under Section 8.1 or 8.2 hereof (unless the failure results primarily from Webco itself breaching any representation, warranty, or covenants contained in this Agreement); and

(c) P&J may terminate this Agreement by giving written notice to Webco and the Shareholders at any time prior to the Closing (i) in the event Webco has breached any representation, warranty, or covenant contained in this Agreement in any respect, P&J has notified Webco of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (ii) if the Closing shall not have occurred on or before July 31, 1998, by reason of the failure of any condition precedent under Section 8.1 or
8.3 hereof (unless the failure results primarily from P&J itself breaching any representation, warranty, or covenants contained in this Agreement).

10.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 10.1 above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the provisions contained in Sections 6.18 and Section 11 shall survive termination.

11.      Miscellaneous.

11.1 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of Webco and P&J; provided, however, that Webco may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case Webco will use its reasonable best efforts to advise P&J prior to making the disclosure).

11.2 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

11.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

11.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided, however, that Webco may (i) assign any or all of its rights and interests hereunder to one or more of its subsidiaries and (ii) designate one or more of its subsidiaries to perform its obligations hereunder (in any or all of which cases Webco nonetheless shall remain responsible for the performance of all of its obligations hereunder).

11.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

11.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

11.7 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given or received (and then two business days after) if it is sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

If to Webco:             Webco Industries, Inc.
9101 West 21st Street
Sand Springs, Oklahoma 74063
Attention: Michael P. Howard
Telecopy: (918) 245-1305

Copy to:            Hall, Estill, Hardwick, Gable, Golden & Nelson
320 South Boston Avenue, Suite 400
Tulsa, Oklahoma 74103
Attention: Larry W. Sandel
Telecopy: (918) 594-0505

If to P&J:             Phillips & Johnston, Inc.
21 West 179th Hill Avenue
Glen Ellyn, Illinois 60137
Attention: President
Telecopy:

Copy to:             Rolewick & Gutzke, P.C.
1776 South Naperville Road
Wheaton, Illinois 60187
Attention: David Rolewick
Telecopy: (630) 653-1597

If to the
Shareholders:             Christopher L. Kowalski
21 West 179th Hill Avenue
Glen Ellyn, Illinois 60137

Robert N. Pressly
Liberty Towers, Apt. 23F
1502 S. Boulder Avenue
Tulsa, Oklahoma 74119


Copy to:            Rolewick & Gutzke, P.C.
1776 South Naperville Road
Wheaton, Illinois 60187
Attention: David Rolewick
Telecopy: (630) 653-1597

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

11.8 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Oklahoma without giving effect to any choice or conflict of law provision or rule (whether of the State of Oklahoma or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Oklahoma; provided that, the IBCA shall govern and apply with respect to the Merger and the internal governance of P&J.

11.9 Forum Selection; Consent to Jurisdiction. All disputes arising out of or in connection with this Agreement shall be solely and exclusively resolved by a court of competent jurisdiction in either the State of Oklahoma or the State of Illinois. The Parties hereby consent to the jurisdiction of either (a) the District Court of the State of Oklahoma, Tulsa County, and the United States District Courts for the Northern District of Oklahoma, or (b) the District Court of the State of Illinois, Du Page County, and the United States District Courts for the [Northern] District of Illinois, and waive any objections or rights as to forum nonconveniens, lack of personal jurisdiction or similar grounds with respect to any dispute relating to this Agreement.

11.10 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Webco, P&J and the Shareholders. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior to subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence.

11.11 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.


11.12 Expenses. Each of Webco and P&J (for itself and for each of the Shareholders) will bear its own costs and expenses (including accounting and legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

11.13 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word including shall mean including without limitation and the words shall and will are used interchangeably and have the same meaning.

11.14 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

11.15 Attorneys Fees. If any legal proceeding or other action relating to this Agreement is brought or otherwise initiated, the prevailing party shall be entitled to recover reasonable attorneys fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.

                                       PHILLIPS & JOHNSTON, INC.

                                       By: /s/Christopher L. Kowalski
                                       Christopher L. Kowalski, President


                                       WEBCO INDUSTRIES, INC.

                                       By: /s/Michael P. Howard
                                       Michael P. Howard, Vice President


                                       P&J ACQUISITION CORP.

                                       By: /s/Michael P. Howard
                                       Michael P. Howard, President




                                       SHAREHOLDERS:

                                       /s/Christopher L. Kowalski
                                       Christopher L. Kowalski


                                       /s/ Robert N. Pressly
                                       Robert N. Pressly